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                                                                   Exhibit 10.76

                           International Post Limited
                                545 Fifth Avenue
                            New York, New York 10017



                                                                 August 26, 1997



Mr. Arnold P. Ferolito
c/o Video Services Corporation
240 Pegasus Avenue
Northvale, New Jersey  07647

Dear Mr. Ferolito:

This letter will confirm our mutual understanding that you will be employed as a consultant to the company during the one year period commencing on the date hereof. In that capacity you will provide consulting services to the executive officers of International Post Limited as may be reasonably requested by such individuals from time to time, at their offices located in New York City or at their offices located in Northvale, New Jersey. You will receive a consulting fee of $5,000.00 per month payable monthly in advance. As a consultant to the company you will be entitled to participate in health, life, accident, disability and hospitalization insurance to the same extent as executive officers of the company.

Please execute below to indicate your agreement with the foregoing.

                                                  INTERNATIONAL POST LIMITED



                                                  By:/s/ Martin Irwin
                                                      Its: President
AGREED AND ACCEPTED:


/s/ Arnold P. Ferolito
Arnold P. Ferolito